                                                                   EXHIBIT 23(b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 26, 1994 which appears on page 30 of the 1993 Annual Report to Stockholders of Bethlehem Steel Corporation, which is incorporated by reference in Bethlehem Steel Corporation's Annual Report on Form 10-K for the year ended December 31, 1993, as amended. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-K.



/s/  Price Waterhouse LLP

1177 Avenue of the Americas
New York, NY  10036
March 8, 1995